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                                                                      Exhibit 21

                INTERNATIONAL SPECIALTY PRODUCTS INC.
                        LIST OF SUBSIDIARIES

                                                                  STATE OF
COMPANY                                                         INCORPORATION
-------                                                         -------------
Belleville Realty Corp.                                            Delaware
ISP Opco Holdings Inc.                                             Delaware
   ISP Management Company, Inc.                                    Delaware
   ISP Minerals Inc.                                               Delaware
   ISP Filters Inc.                                                Delaware
   ISP Technologies Inc.                                           Delaware
   ISP Mineral Products Inc.                                       Delaware
   ISP Environmental Services Inc.                                 Delaware
   Bluehall Incorporated                                           Delaware
     Verona Inc.                                                   Delaware
   ISP Realty Corporation                                          Delaware
   ISP Real Estate Company, Inc.                                   Delaware
   International Specialty Products Funding Corporation            Delaware
   ISP Chemicals Inc.                                              Delaware
     ISP Newark Inc.                                               Delaware
     ISP Van Dyk Inc.                                              Delaware
     ISP Fine Chemicals Inc.                                       Delaware
     ISP Freetown Fine Chemicals Inc.                              Delaware
     ISP Investments Inc.                                          Delaware
       ISP Global Technologies Inc.                                Delaware
       ISP International Filters Inc.                              Delaware
       ISP International Corp.                                     Delaware
         ISP (Puerto Rico) Inc.                                    Delaware
       ISP Marl Holdings GmbH                                      Germany
         ISP Marl GmbH                                             Germany
         ISP Acetylene GmbH                                        Germany
       ISP Andina, C.A.                                            Venezuela
       ISP Argentina S.A.                                          Argentina
       ISP Asia Pacific Pte Ltd.                                   Singapore
       ISP (Australasia) Pte Ltd.                                  Australia
       ISP (Belgium) N.V.                                          Belgium
       ISP (Belgium) International N.V.                            Belgium
       ISP do Brasil Ltda.                                         Brazil
       ISP (Canada) Inc.                                           Canada
       ISP Ceska Republika Spol, S.R.O.                            Czech. Rep.
       ISP (China) Limited                                         China
       ISP Colombia Ltda.                                          Colombia
       ISP Filters (Canada) Inc.                                   Canada
       ISP Filters N.V.                                            Belgium
       ISP Filters Pte Ltd.                                        Singapore
       ISP Freight Service N.V.                                    Belgium
       ISP Global Operations (Barbados) Inc.                       Barbados
       ISP Global Technologies (Belgium) S.A.                      Belgium
       ISP Global Technologies (Germany) Holding GmbH              Germany
       ISP Global Technologies Deutschland GmbH                    Germany
       HPF-Hanseatic Filterprodukte GmbH                           Germany
       International Specialty Products ISP (France) S.A.          France
       ISP Ireland(1)                                              Ireland
       ISP (Great Britain) Co. Ltd.                                England
       ISP (Hong Kong) Limited                                     Hong Kong
       ISP (Italia) S.r.l.                                         Italy
       ISP (Japan) Ltd.                                            Japan
       ISP (Korea) Limited                                         Korea
       ISP Mexico, S.A. de C.V.                                    Mexico
       ISP (Norden) A.B.                                           Sweden
       ISP (Osterreich) Ges.m.g.h.                                 Austria
       ISP (Polska) Sp.z. o.p.                                     Poland
       ISP Sales (Barbados) Inc.                                   Barbados
       ISP Sales (U.K.) Limited                                    Ireland
       ISP (Singapore) Pte Ltd.                                    Singapore
       ISP (Switzerland) A.G.                                      Switzerland
       ISP (Thailand) Co., Ltd.                                    Thailand
       Chemfields Pharmaceuticals Private Limited(2)               India

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(1) 25% owned by ISP (Italia) S.r.l.; 75% owned by International Specialty
    Products ISP (France) S.A.

(2) 50.1% owned by ISP Global Technologies Inc.